EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-3 No. (File No. 333-267783) of Helbiz, Inc., of our report dated July 26, 2022, relating to the financial statements as of December 31, 2021 and 2020 and for each of the two years in the period ended December 31, 2021 of Wheels Labs, Inc. that appear in this Current Report on Form 8-K/A of Helbiz, Inc.

/s/ Baker Tilly US, LLP

Los Angeles, California February 2, 2023